Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the filing of the Annual Report on Form 10-K for the fiscal year ended December 31, 2007 (the “Report”) by Sonesta International Hotels Corporation (the “Company”), we, Peter J. Sonnabend, Stephanie Sonnabend and Boy A. J. van Riel, in our respective positions of CEO & Vice Chairman, CEO & President and Treasurer, hereby certify pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that, to the best of our knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Boston, March 19, 2008

By:	/s/ Peter J. Sonnabend
Name: Peter J. Sonnabend
Title: Chief Executive Officer and Vice Chairman

By:	/s/ Stephanie Sonnabend
Name: Stephanie Sonnabeand
Title: Chief Executive Officer and President

By:	/s/ Boy van Riel
Name: Boy van Riel
Title: Vice President and Treasurer